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                                                                   EXHIBIT 10.24


                                  OFFICE LEASE


                  THIS LEASE is made this 30th day of June, 2000, by and between CROWN OFFICE VILLAGE, L.L.C., a Michigan limited liability company whose address is 4190 Telegraph Road, Suite 3000, Bloomfield Hills, Michigan 48302-2082, (hereinafter referred to as "Landlord"), and BEACON EDUCATION MANAGEMENT MICHIGAN, INC., a Michigan corporation whose address is 45199 Cass Avenue, Utica, Michigan 48317 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

DEMISED PREMISES

1. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant premises situated in the City of Madison Heights, County of Oakland and State of Michigan, more particularly described as Building I, containing approximately 2,388 square feet, located in that certain office building (hereinafter referred to as "Building"), the address of which is xxxx East Twelve Mile Road, as shown on the floor plan, Exhibit "A" and thereby made a part hereof (which premises are hereinafter referred to as the "demised premises"), together with the non-exclusive right and easement to use of parking spaces and common facilities which may from time to time be furnished by Landlord in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the building in which the demised premises are located, and of Landlord's other adjacent buildings now or hereafter constructed, if any, which building and adjacent buildings are hereinafter referred to collectively as the "Development."

TERM

2. The term of this Lease shall be for a period of five (5) years, commencing on September 1, 2000, (hereinafter referred to as the "commencement date") and expiring on August 31, 2005, (hereinafter referred to as the "expiration date"), fully to be completed and ended. In the event Landlord fails to deliver the demised premises on the aforementioned commencement date because the demised premises are not then ready for occupancy (i.e., Landlord's work as described herein has not been substantially completed), or for any other cause beyond Landlord's control, Landlord shall not be liable to Tenant for any damages as a result of Landlord's delay in delivering the demised premises. Such delay shall not affect the validity of this Lease or the obligations of Tenant hereunder, and the commencement date of this Lease shall be postponed (and the expiration date correspondingly extended) until such time as the demised premises are ready for Tenant's occupancy. Notwithstanding the above, in the event commencement date fails to occur on or before one year from execution date hereof, this lease shall automatically terminate and be of no further force and effect. Landlord and Tenant shall not be subject to any liability thereafter.


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RENT

3.       (a)      Tenant shall pay to Landlord, for rent of the Demised
         Premises, consisting of approximately 2,388 leasable square feet, annual rent of Thirty-Three Thousand Three Hundred ($33,300) Dollars in monthly installments of Two Thousand Seven Hundred Seventy Five ($2,775) Dollars in funds immediately available to the Landlord on or before the first day of each month.

         (b) The monthly rent herein provided will be increased to Three Thousand Three Hundred Ninety-Four ($3,394) Dollars on September 1, 2001 and shall be increased by four (4%) percent over the previous monthly rent on each anniversary of the commencement date of this Lease thereafter.

         (c) Such rent shall be paid upon the first day of each and ever month throughout the terms of this Lease without any prior demand and without any deduction or setoff; provided, however, that if the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, rental for such first or last fractional month shall be such portion of the monthly rental then in effect as the number of days in such fractional month bears to the total number of days in the calendar month. Landlord hereby acknowledges receipt of $2,775, to be applied against the first monthly installment of rental hereunder.

         (d) If the Tenant shall default in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof for more than fifteen (15) days after receipt of written notice from the Landlord, the Landlord may, at its option, make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day together with interest at an annual rate of fifteen (15%) percent per annum from the date of such payment or expenditure by the Landlord. On default in such payment, the Landlord shall have the same remedies as on default in payment of rent. Any rent payment which has not been paid in full by the date which is five (5) days after the date when due shall incur a late payment charge of four (4%) percent of the amount then due in each instance. In addition, any amounts remaining unpaid for more than fifteen (15) days after the date when due, shall accrue interest from the due date to the date when paid at an annual rate of fifteen (15%) percent per annum, plus the Tenant shall be responsible for any other costs and expenses incurred by Landlord, including but not limited to reasonable attorneys fees. The Tenant shall remain in default until all such rent and additional charges have been paid in full.

LANDLORD AND TENANT'S WORK

4.       (a)      Landlord agrees prior to the date on which possession of the
         Premises is delivered to Tenant, at Landlord's sole cost and expense, to construct or install in the Premises the improvements, if any, to be constructed or installed by Landlord pursuant to Exhibit "A" attached hereto ("Landlord's Work"). Such work shall be fully completed, in a good and workmanlike manner and in full compliance with all applicable building health,


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         environmental, safety and other ordinances, codes and regulations.
         Landlord shall deliver possession of the Premises to Tenant as required in this Lease.

         (b) Any improvements to the Premises other than Landlord's work as defined above shall be referred to as "Tenant's Work" and shall be constructed by Tenant at Tenant's sole expense.

         (c) Tenant shall not commence or permit others to commence construction of Tenant's Work unless and until plans and specifications ("Plans and Specifications") for such Work have been approved by Landlord.

         (d) Immediately following Landlord's delivery of possession of the Premises to Tenant, upon finalization of the Plans and Specifications, and upon Tenant obtaining, at its sole cost and expense, the necessary governmental permits, licenses and approvals, Tenant shall diligently commence and complete Tenant's Work which Work shall be done in a good and workmanlike manner, by licensed and insured contractors reasonably acceptable to Landlord, and in compliance with all applicable building, health, safety, and other ordinances, codes and regulations.

         (e) Tenant shall (i) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Premises; (ii) keep the title to the development free and clear of any lien or encumbrance in respect of such work; and (iii) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which tenant has or reasonably should have knowledge and which affects the title to the development, and shall cause the same to be removed within thirty (30) days (or such additional time as Landlord may consent to in writing), either by paying and discharging such lien or by posting a bond or such other security as may be reasonably satisfactory to Landlord. If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove this same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

USE AND OCCUPANCY

5. During the continuation of this Lease, the demised premises shall be used and occupied for general office and incidental purposes and for no other purposes without the prior written consent of Landlord nor shall Tenant conduct its business in a manner which will cause an increase in fire and extended coverage insurance premiums for the demised premises or building, and Tenant will comply with all requirements of the insurance policies and the American Insurance Association relating to the demised premises. Tenant shall not use the demised premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the demised premises or the building in which the demised premises are located or be a nuisance, disturbance or menace to the other tenants of said


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         building. Upon breach of this agreement, Landlord shall have the right to terminate this Lease forthwith and to re-enter and repossess the demised premises, but Landlord's right to damages will survive.

UTILITIES

6.       (a)      Tenant shall be responsible for payment of all costs and
         expenses for consumption of utilities serving the demised premises. "Utilities" as used herein includes, electricity, gas, sewer and water. Where separate meters are available, Tenant agrees to establish accounts with the utility companies providing service and pay directly to the utility companies for services as billed.

         (b) Where separate meters are not available or are impractical, Tenant shall pay to Landlord, as additional rent during the term of this Lease, its proportionate share of all utilities applicable to the building of which demised premises are a part. The Tenant's proportionate share of the utilities shall be determined by multiplying the utilities attributable to the building by a fraction, the numerator of which shall be the square footage of the demised premises as stated in Section 1 and the denominator of which shall be the total number of square feet of gross leasable area in the building.

         (c) Tenant's proportionate share of such utilities shall be paid in monthly installments on or before the first day of each calendar month, in advance, in the amount estimated by Landlord from time to time. Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such utilities for such period and, upon written request, Landlord will furnish Tenant copies of utility bills. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement. If the total amount paid by Tenant hereunder for any such calendar year shall exceed amount owed by Tenant to Landlord under this Section, such excess shall be credited against the next installment due from Tenant to Landlord hereunder.

         (d) Landlord shall not be liable or responsible for any interruption in such utilities or other services due to causes beyond Landlord's reasonable control or for interruptions in connection with the making or repairs or improvements to the demised premises or the building in which the demised premises are located, nor shall such interruption be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental.

REPAIRS

7. Subject to and in accordance with the provisions of Section 15 Landlord shall make all necessary repairs and replacements to the building in which the demised premises are located, and to the common areas, including parking areas, heating, air conditioning and


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         electrical systems located therein, and Landlord shall also make all repairs to the demised premises which are structural in nature or required due to fire, casualty, or other act of God; provided, however, that Tenant shall be responsible for all repairs and replacements arising from its act, neglect or default. Except as provided above, Tenant shall keep the demised premises in good repair, and tenant shall upon the expiration of the term of this Lease, yield and deliver up the demised premises in like condition as when taken, reasonable use and wear thereof and repairs required to be made by Landlord excepted.

         In the event that the Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the demised premises or of the building in which the demised premises are located (unless the same result from Tenant's act, neglect, default or mode of operation in which event Tenant shall be responsible for all such repairs, alterations and improvements), then such repairs, alterations, reconstruction or improvement shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant's use of the demised premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result in an abatement or rental. Notwithstanding the foregoing, Tenant shall, at its own cost and expense, be responsible for all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to Section 8 hereof.

ALTERATIONS

8. Tenant shall not make any alterations, additions or improvements to the demised premises (whether or not the same may be structural in nature) without Landlord's prior written consent. Tenant shall submit plans and specifications for any such work to Landlord for its approval in accordance with Section 4(c) above. In the event Landlord provides such consent to the Tenant or a contractor working for Tenant to alter or improve the premises or install fixtures or equipment, such work shall not commence until Landlord has notified Tenant that Landlord has completed its work and if permission to enter the premises prior to the commencement date in Section 2 is granted, Tenant shall have no right to possession until after the commencement date. Tenant shall be responsible for compliance with the governmental rules and regulations including those regarding the obtaining of licenses or permits, reviews and inspections and shall not by its work interfere with Landlord's ability to obtain inspections and a certificate of occupancy. Alternations, additions or improvements made by either party hereto to the demised premises, except medical trade fixtures or moveable office furniture and equipment installed at Tenant's expense, shall be the property of Landlord and remain upon and be surrendered with the demised premises at the expiration of the Lease term or any renewal hereof, provided, however, that Landlord may require Tenant to remove any additions made by Tenant to the premises and to repair any damages caused by such removal, and provided further, that if Tenant has not removed its property and equipment at the expiration or within ten (10) days after termination of this Lease, Landlord may elect to retain the same as abandoned property. Tenant shall only use contractors approved by Landlord for the permitted alternations to the premises and shall not permit any mechanics liens to be placed or remain upon the premises.


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ASSIGNMENT AND SUBLETTING

9. Tenants covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the demised premises or any part thereof without the prior written consent of Landlord which consent shall not be unreasonably withheld, but in the event of any such assignment or transfer, Tenant shall remain fully liable to perform all of the obligations under this Lease. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the demised premises but Landlord's right to damages shall survive. No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by Tenant or by any successors, assigns, transferees, mortgagees or subleases of Tenant.

         An transfer of control of Tenant, including, without being limited to, a transfer of stock, membership or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.

INSURANCE AND INDEMNIFICATION

10. (a) Tenant shall indemnify and hold Landlord harmless from any liability for damages to any person or property in, on or about the demised premises from any cause whatsoever, excepting that caused by the gross negligence or willful misconduct of the Landlord, its agents or employees, and Tenant shall procure and keep in effect during the entire term hereof public liability and property damage insurance protecting Landlord and Tenant from all causes including their own negligence, having as limits of liability One Million ($1,000,000) Dollars for damages resulting to one person, One Million ($1,000,000) Dollars for damages resulting from one casualty, and Two Hundred Fifty Thousand ($250,000) Dollars for property damage resulting from any one occurrence. Upon request, Tenant shall deliver policies of such insurance or certificates thereof to Landlord which shall not be cancelable without thirty (30) days prior written notice to Landlord, and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as an additional charge upon receipt by Tenant of invoices therefore.

         (b) Landlord shall cause each insurance policy carried by Landlord insuring the Premises against loss by fire and causes covered by standard extended coverage, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, to be written in a manner so as to provide that the insurance company waives all right to


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         recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance, provided such insurance was obtainable at the time of such loss or damage. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurance.

CASUALTY & DAMAGE

11. In the event the Demised premises and/or other areas of the Building are damaged or destroyed in whole or in part by fire or other casualty during the term of this Lease, then, except as otherwise provided herein, Landlord shall immediately commence and diligently pursue the restoration of the damaged area(s) to good and tenable condition, and shall use all available insurance proceeds therefore.

         The proceeds of Landlord's insurance pertaining to such loss shall be payable to Landlord and/or Landlord's mortgagee and Tenant shall have no right or interest therein.

         The rent required under this Lease shall abate in proportion to the area of the Premises which in untenantable, provided however that if Tenant used any part of such untenantable portion for storage during the period of repair, Landlord may assess a reasonable charge therefore against Tenant.

         Landlord shall restore the Premises to substantially the same condition as before the occurrence of such casualty. In no event shall Landlord be required to repair or replace (a) Tenant's personal property (including wall coverings, carpeting and window treatments) except to the extent such personal property was originally provided by Landlord at Landlord's cost under the terms of this Lease; or (b) Tenant's furnishings, operating equipment, trade fixtures or merchandise; or (c) personal property of Tenant's agents, employees, contractors, licensees or invitees.

         Notwithstanding anything to the contrary contained in this Lease, in the event the Demised premises are damaged or destroyed by fire or other casualty during the term hereof, Landlord shall have the right to terminate this Lease upon the occurrence of any of the following and upon written notice provided to the Tenant within sixty (60) days after the date of such occurrence:

         (a) If more than (50%) percent in area of the Demised premises has been damaged or destroyed; or

         (b) If, as a result of the requirements of any mortgage on the Property, the available insurance proceeds are insufficient to complete the necessary repair and restoration.


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         Termination of the Lease pursuant to this Section shall be effective one hundred twenty (120) days after Tenant receives from Landlord the written notice required above.

EMINENT DOMAIN

12. If the whole of the Demised premises is taken by any public authority under the power of eminant domain, then this Lease shall terminate on the date possession of the Premises is delivered to such public authority. Base Rent and Additional rent shall be paid to that date and prorated accordingly.


         If part of the Lease Premises is taken by any public authority under the power of eminent domain, then, on the date Tenant is required to vacate the demised premises this Lease shall terminate as to the portion taken and the rent due hereunder shall be reduced in proportion to the amount taken unless otherwise agreed by the parties. Except as otherwise provided herein, Landlord shall immediately commence and diligently pursue the restoration of the remaining Premises to the extent necessary to permit the continued use of Premises, and shall use Landlord's Condemnation Award (as hereinafter described) therefore.

         During the period of making any repairs relating to eminent domain actions, rent shall abate as to that portion of the (remaining) Demised premises which is untenantable, provided however that, if Tenant uses any part of such untenantable portion for storage during the period of repair, Landlord may assess a reasonable charge therefore against Tenant.

         Landlord shall restore the Premises to substantially the same condition as before the taking. In no event shall Landlord be required to repair or replace (a) Tenant's personal property (such as wall coverings, carpeting and window treatments) except to the extent (i) such personal property was originally provided by Landlord at Landlord's cost under the terms of this Lease or (ii) Landlord's Condemnation Award contains an amount allocated for reimbursement for such personal property; or
         (b) Tenant's furnishings, operating equipment, trade fixtures, or merchandise.

         If Landlord's Condemnation Award is insufficient to cover the costs of restoration of the Demised premises as required hereunder, Tenant may elect to deposit with Landlord an amount which in combination with the Award shall be sufficient for such repairs and restoration. Tenant shall make such election by giving written notice to Landlord of its intent to make such deposit within ten (10) days after receipt by Tenant of written notice of the actual amount or of a good faith estimate of the cost to complete such restoration, the amount of the Award, and the amount of deposit. Failure by Tenant to give such notice shall be deemed an election not to make the deposit.

         If Tenant elects to deposit such funds, the deposit shall be made within thirty (30) days after the date of such election. The deposit shall be held in an interest bearing account until disbursed in payment of the cost to complete. Any excess remaining in the account shall be returned to Tenant.


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         If Tenant elects not to deposit such funds, then Landlord shall be relieved of any obligation to restore the Demised premises and the Lease shall terminate sixty (60) days after receipt by Tenant from Landlord of the written notice of the cost of repairs.

         Notwithstanding anything to the contrary contained in this Lease, if part of the demised premises, and/or part of the Land upon which the demised premises are located, is taken by any public authority under the power of eminent domain, Landlord or Tenant shall have the right to terminate this Lease upon the occurrence of any of the following and upon written notice given to the other not later than sixty (60) days after notice of the condemnation proceedings against the Land and/or demised premises (or, if such proceedings are not commenced, not later than fourteen (14) days before Landlord delivers possession of the part so taken by such public authority):

         (a) If the taking of part of the demised premises significantly and adversely affects Tenant's use of the demised premises; or

         (b) If the taking of part of the Land significantly and adversely affects Tenant's use of the demised premises, whether or not part of the demised premises are taken; or

         (c) If restoration of the remainder of the demised premises and/or the Land cannot in Landlord's opinion be completed within one hundred eighty (180) days after the date possession is required by the public authority; or (4) If Landlord's condemnation Award is insufficient to complete the necessary restoration; or

         (e) If the taking (i.e., the date possession is required by the public authority) occurs within the last year of the original term of this Lease or nay extension of such term, provided, however, that the Lease may not be terminated under this
                  Section if Tenant's option, if nay, to further extend the term of this Lease is exercised within ten (10) days after Tenant receives from Landlord the termination notice described above.

         Termination of this Lease pursuant to this Section shall be effective as of the later of the date possession is required by the public authority or sixty (60) days after Tenant receives the termination notice described above.

         All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises and any improvements to the Premises made by, or paid for by, Landlord. Tenant shall be entitled to all damages awarded as compensation for its loss of business, trade fixtures and personal property. The amount received by Landlord which is allocable to the Demised premises shall be "Landlord's Condemnation Award".


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RULES AND REGULATIONS

13. The rules and regulations set forth on Exhibit B attached hereto, and thereby made a part hereof, together with such other reasonable rules and regulations as Landlord shall made from time to time which are of uniform applicability to all tenants of the building of which the demised premises are a part, of which Tenant shall have received notice and do not unreasonably interfere with Tenant's occupancy, shall be binding upon Tenant and are hereby expressly made a part of this Lease.

QUIET ENJOYMENT

14. Landlord warrants that Tenant, upon paying the rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the demised premises throughout the term hereof, without molestation or hinderance by any person holding under or through Landlord.

SUBORDINATION

15. Landlord (and its mortgagee(s)) reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage(s) or ground or underlying lease(s) now or hereafter placed upon Landlord's interest in the demised premises or on the land and buildings of which the demised premises are a part, or upon any buildings hereafter placed upon the land parcel of which the demised premises are a part, and Tenant agrees upon request to execute an agreement subordinating its interest and/or attornment agreement to such mortgagees and lessors and appoints Landlord its attorney-in-fact to execute and deliver any such instruments; provided, however, that no default by Landlord under any such mortgage or ground lease shall affect Tenant's rights hereunder so long as Tenant shall not be in default.

         Tenant shall, from time to time, upon request by Landlord, execute, acknowledge and deliver to Landlord a written statement (to the extent that such statements are accurate) certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which rent and other charges have been paid that Landlord is not in default hereunder (or specifying the nature of any default(s) Tenant claims to exist at the time of such certification), and such other matters pertaining to this Lease and Tenant's occupancy of the Premises as Landlord may reasonably request, it being intended that any statement delivered pursuant to this Section may be relied upon by Landlord, a prospective purchaser or mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. Tenant shall not be entitled to withhold such statement on the basis of any claimed default by Landlord hereunder, nor on the basis of any delay in Tenant's occupancy or possession of the Premises nor of any unfinished work on or in connection with the Premises or the Building.


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NON-LIABILITY

16. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the demised premises or any part of the building of which demised premises are a part or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the demised premises from any cause whatsoever excepting that caused by the negligence of the Landlord, his agents or employees and no such occurrence shall be deemed to be an actual or constructive eviction from the premises or result in an abatement of rental. In the event of any sale or transfer (including any transfer by operation of law) of the demised premises, Landlord (and any subsequent owner of the demised premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease provided that the transferee assumes in writing all of the obligations of the Landlord under this Lease.

         If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the building and from rents or other income from the Building receivable by Landlord, or from the consideration received by Landlord from sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

NON-WAIVER

17. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

BANKRUPTCY

18. In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant's property for the benefit of creditors or if a petition shall be filed by or against Tenant seeking to have Tenant adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law and such petition shall not be withdrawn and the proceedings dismissed within ninety (90) days after the filing of the petition, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant, provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order,


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

         or if the petition shall not have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

LANDLORD'S REMEDIES

19.      (a)      In the event Tenant shall fail to pay the rent or any other obligation involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within five (5) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, and in this Lease, have the remedies set forth in subparagraph
         (c) below.

         (b) If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within twenty (20) days after the receipt of such notice, or if the default is of such a character as to require more than twenty (20) days to cure, then if Tenant shall fail within said twenty (20) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including subparagraph (a) above and shall be paid by Tenant with the next monthly installment of rent.

         (c) If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in subparagraphs (a) and (b) above, or, if the premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the premises; third, to the payment of rent due and unpaid hereunder; an the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then the Tenant shall during each such month pay such deficiency to Landlord.

         (d) In the event Landlord elects to terminate this Lease, then Landlord shall have the right to accelerate all of the Rent (both Base and Additional, to the extent determined) due hereunder for the balance of the term of the Lease and Tenant shall forthwith pay to Landlord upon demand, as liquidated damages, the deficiency between the amount of


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

         said accelerated Rent and either the proceeds of reletting for what would have been otherwise constituted the balance of the Lease Term of the reasonable rental value of the demised premises for such balance of the Lease Term if the demised premises are not relet by Landlord within thirty (30) days following the Termination Date. In computing such liquidated damages there shall be added to such deficiency any reasonably expenses incurred in connection with obtaining possession of and reletting the demised premises, whether such reletting is successful or not, which expenses, including, but are not limited to, attorneys fees, brokerage fees and expenses, advertising expenses, reasonable alterations and repairs to the demised premises, and inspection fees.

         (e) All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

RELOCATION

20. Landlord, with prior tenant approval upon sixty (60) days prior written notice to Tenant, may relocate Tenant to other space of approximately the same area in the building or other building in the development of which the premises are a part of this Lease shall thereupon be deemed amended by appropriate change in definition of the premises. The Rental for such space shall be the same per square foot as that for the original premises, except that in no event shall Tenant's basic monthly aggregate rent be increased by virtue of such relocation, over that which Tenant is then obligated to pay for its original premises. All expenses incurred in moving Tenant to the new space shall be borne by Landlord.

HOLDING OVER

21. It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to seven
         (7) Percent of the monthly rental under Section 3 for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the demised premises are delivered to Landlord in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

ENTIRE AGREEMENT

22. This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

NOTICES

23. Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at his last known post office address or at the demised premises, and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addresses to the last known post office address for Landlord and deposited in the mail, certified or registered mail, with postage prepaid. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

SUCCESSORS

24. This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

LANDLORD'S EASEMENTS

25. Landlord shall have easements for, and the right to maintain, use and replace, existing pipes and conduits in and through the Demised premises for the benefit of Landlord and/or other tenants in the Building or Development. Landlord may enter the Demised premises for the purpose of maintaining and replacing such pipes, conduits, provided that, except in the event of an emergency, Landlord shall enter the Premises for such purposes only (a) upon reasonable written notice to Tenant, (b) at such times as may be approved by Tenant, and (c) in such a manner as to cause the minimum disruption to Tenant's employees and business activities on the Premises.

MEMORANDUM OF LEASE

26. Neither party shall record this Lease or any portion thereof. However, Tenant may prepare, and Landlord will execute, a Memorandum of Lease in substantially the form attached hereto, and Tenant may record same at Tenant's expense.

MODIFICATION

27. This Lease shall not be modified or amended except by a writing signed by Landlord and Tenant.

GUARANTEE

28. Concurrent with the execution of this Lease, all shareholders of Tenant shall execute and deliver the Guarantee attached hereto as Exhibit "C." Furthermore, within ten (10) business days of the admission of any additional shareholder to the Tenant, such shareholder shall execute a Guarantee and the Tenant shall immediately deliver the original of such Guarantee to the Landlord.

APPLICABLE LAW

29. This Lease shall be construed and enforced in accordance with the laws of the State of Michigan and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

INABILITY TO PERFORM

30. If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials or supplies or for any other cause of event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

SECURITY

31.      Upon the execution of this Lease, in addition to the sum stated in
         Section 3, Tenant has deposited with Landlord the sum of Four Thousand ($4,000.00) Dollars (hereinafter referred to as the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may, but shall have no obligation to use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand, therefore deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit or so much thereof as had not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term and after Tenant has vacated the demised premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.


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

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

WITNESSES                                   LANDLORD:
                                            CROWN OFFICE VILLAGE, L.L.C.,
                                            a Michigan limited liability company

-----------------------------               By:  s/ Richard A. Shapack
                                                 ---------------------
                                                 Richard A. Shapack
                                            Its: President


-----------------------------



                                            TENANT:
                                            BEACON EDUCATION
                                            MANAGEMENT MICHIGAN, INC.


------------------------------              By:  /s/ James W. McGonigle
                                                 ----------------------
                                                 Jim McGonigle
                                            Its: Chief Financial Officer

-----------------------------



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